Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of January 20, 2006 (the "Effective Date"), by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company"), and MARY ANN LEEPER ("Dr. Leeper"). Certain capitalized terms used herein are defined in section 10 below.

RECITALS

A.  The Company and Dr. Leeper desire to terminate any and all prior agreements, whether oral or written, between Dr. Leeper and the Company relating to Dr. Leeper's employment.

B.  The Company desires to employ Dr. Leeper and Dr. Leeper is willing to make her services available to the Company on the terms and conditions set forth below.

AGREEMENTS

In consideration of the premises and the mutual agreements which follow, the parties agree as follows:

1.  Employment. The Company hereby employs Dr. Leeper and Dr. Leeper hereby accepts employment with the Company on the terms and subject to the conditions set forth in this Agreement.

2.  Term. The term of Dr. Leeper's employment hereunder shall commence on the date hereof and shall continue until terminated as provided in section 6 below.

3.  Duties. Dr. Leeper shall serve as a strategic advisor to the Company and will, under the direction of the Company's Chairman and Chief Executive Officer, faithfully and to the best of her ability, perform the duties of such position. Dr. Leeper shall perform such duties and have such responsibilities relating to the ongoing operations of the Company as are summarized in a letter of even date herewith from the Chairman to Dr. Leeper and such additional duties consistent in nature to such summarized duties which may from time to time be reasonably assigned or delegated by the Chairman and Chief Executive Officer and/or the Board of Directors of the Company. Dr. Leeper agrees to devote such amount of her business time, effort and skill as may be necessary for the proper performance of such duties while employed by the Company; provided that Dr. Leeper may serve on corporate, civic or charitable boards or committees, fill speaking engagements, manage personal investments or engage in other business or consulting activities from time to time on the condition that such activities do not individually or in the aggregate significantly interfere with the performance of Dr. Leeper's duties under this Agreement.

4.  Compensation. Dr. Leeper shall receive a base salary of $150,000 per year, payable in regular and equal monthly installments (the "Base Salary"), prorated for any partial calendar year during the term of this Agreement.

5.  Fringe Benefits. Dr. Leeper will continue to receive the fringe benefits provided to her under the terms of the Employment Agreement dated effective May 1, 1994 between Dr. Leeper and the Company, including the following:

            (a)  Vacation. Dr. Leeper shall be entitled to paid vacation annually pursuant to the terms of the Company's vacation plan. Dr. Leeper and the Company shall mutually determine the time and intervals of such vacation.

            (b)  Medical, Health, Dental, Disability and Life Coverage. Dr. Leeper shall be eligible to participate in any medical, health, dental, disability and life insurance plans in effect for the employees of the Company who are at similar levels or positions of employment with the Company as Dr. Leeper, in accordance with the terms of such plans.

            (c)  Incentive Bonus and Stock Ownership Plans. Dr. Leeper shall be entitled to participate in any incentive bonus plan, incentive stock option or other stock ownership plan or other incentive compensation plan developed generally for key employees of the Company, on a basis consistent with her position and level of total compensation with the Company.

            (d)  Reimbursement for Reasonable Business Expenses. The Company shall pay or reimburse Dr. Leeper for reasonable expenses incurred by her in connection with the performance of her duties pursuant to this Agreement, including, but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses.

6.  Termination.

            (a)  Termination of the Employment Period. The Employment Period shall continue until the earlier of: (i) September 30, 2006, unless the parties mutually agree in writing to extend the term of this Agreement (such date hereof or such extended date being referred to herein as the "Expected Completion Date"), (ii) the date of Dr. Leeper's death or Disability, (iii) the date Dr. Leeper resigns or (iv) the date that the Board of Directors determines that termination of Dr. Leeper's employment is in the best interests of the Company (the "Employment Period"). The last day of the Employment Period shall be referred to herein as the "Termination Date."

            (b)  Definitions.

          (i)  For purposes of this Agreement, "Disability" shall mean a physical or mental sickness or any injury which renders Dr. Leeper incapable of performing the services required of her as an employee of the Company and which does or may be expected to continue for more than six months during any twelve-month period. In the event Dr. Leeper shall be able to perform her usual and customary duties on behalf of the Company following a period of Disability, and does so perform such duties or such other duties as are prescribed by the Board of Directors for a period of three continuous months, any subsequent period of Disability shall be regarded as a new period of Disability for purposes of this Agreement. The Company and Dr. Leeper shall determine the existence of a Disability and the date upon which it occurred. In the event of a dispute regarding whether or when a Disability occurred, the matter shall be referred to a medical doctor selected by the Company and Dr. Leeper. In the event of their failure to agree upon such a medical doctor, the Company and Dr. Leeper shall each select a medical doctor who together shall select a third medical doctor who shall make the determination. Such determination shall be conclusive and binding upon the parties hereto.

          (ii)  For purposes of this Agreement, "Cause" shall be deemed to exist if Dr. Leeper shall have (1) engaged in a material breach of the terms of section 7 or section 8 of this Agreement; (2) refused to perform a lawful written directive of the Board of Directors of the Company or of the Company's Chairman and Chief Executive Officer that is consistent with Dr. Leeper's duties and responsibilities; (3) been convicted of, or plead guilty to, or plead nolo contendere to a felony or a crime involving moral turpitude; (4) committed an act of fraud, embezzlement or material misappropriation against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company's business; (5) habitually neglected her duties (other than resulting from Dr. Leeper's incapacity due to physical or mental illness); (6) failed to perform the duties incident to her employment with the Company on a regular basis, including, but not limited to by reason of chronic absence from work (excluding a failure resulting from Dr. Leeper's Disability, vacations, illnesses or leaves of absence approved by the Board); (7) made a knowing material misrepresentation to the shareholders or directors of the Company; or (8) engaged in willful and intentional material misconduct in the performance of her duties or gross negligence of her duties under this Agreement or a material violation of her fiduciary obligations to the Company; provided, that for purposes of clause (2) and only the first act or omission with respect to section 8 of this Agreement for clause (1), any act or omission that is curable shall not constitute Cause unless the Company gives Dr. Leeper written notice of such act or omission, that specifies the act or omission in reasonable detail, and that specifically refers to this section and, within 15 days after such notice is received by Dr. Leeper, Dr. Leeper fails to cure such act or omission (except that the Company shall not be required to provide such notice more than once in cases of repeated acts or omissions).

           (iii)  For purposes of this Agreement, "Good Reason" shall mean (1) the material diminution of Dr. Leeper's duties set forth in section 3 above or any material adverse change in title, status, responsibilities, authorities or material perquisites of Dr. Leeper; (2) the relocation of the offices at which Dr. Leeper is principally employed to a location which is more than 50 miles from the offices at which Dr. Leeper is principally employed as of the date hereof; provided, that travel necessary for the performance of Dr. Leeper's duties set forth in section 3 above shall not determine the location where Dr. Leeper is "principally employed;" (3) assignment to Dr. Leeper of duties materially inconsistent with her position and duties described in this Agreement; or (4) any material reduction in or failure to pay Dr. Leeper's Base Salary as provided herein.

            (c)  Termination for Disability or Death. In the event of termination for Disability or death, payments of the greater of (i) Dr. Leeper's Base Salary or (ii) remaining portion of the agreement shall be made to Dr. Leeper, her designated beneficiary or her estate for a period of six months after the Termination Date in accordance with the normal payroll practices of the Company. During this period, the Company shall also reimburse Dr. Leeper for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. During this period, the Company will also continue Dr. Leeper's life insurance and disability coverage, to the extent permitted under applicable policies, and will pay to Dr. Leeper the fringe benefits pursuant to section 5 which have accrued prior to the Termination Date.

            (d)  Termination by the Company without Cause or by Dr. Leeper for Good Reason. If (i) the Employment Period is terminated by the Company for any reason other than for Cause, Disability or death, (ii) the Employment Period is terminated by the Company for what the Company believes is Cause or Disability, and it is ultimately determined that the Employment Period was terminated without Cause or Disability or (iii) Dr. Leeper resigns for Good Reason, Dr. Leeper shall be entitled to receive, as damages for such a termination, a severance amount of $125,000 to be paid on the Termination Date, and Dr. Leeper shall receive $50,000 in consideration for her covenants and agreements provided in sections 7 and 8, with such amount to be paid in a lump sum on the first anniversary of the Termination Date. During the applicable Noncompete Period, the Company shall also reimburse Dr. Leeper for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. During the applicable Noncompete Period, the Company will also continue Dr. Leeper's disability coverage. If a termination or resignation of Dr. Leeper's employment occurs in accordance with subsections 6(d)(i), (ii) or (iii) at any time after the occurrence of or in contemplation of a Change of Control, then Dr. Leeper shall not be entitled to receive any amounts or benefits as provided in this Agreement, but instead shall be entitled to receive as damages for such termination or resignation, the payments and other benefits as are set forth in the Amended and Restated Change of Control Agreement dated as of October 1, 2005 by and between the Company and Dr. Leeper. Moreover, if such a termination or resignation occurs after the occurrence of or in contemplation of a Change of Control, the Noncompete Period provided in section 7(a) shall be reduced to six months. In addition, the Company will pay to Dr. Leeper the fringe benefits pursuant to section 5 which have accrued prior to the Termination Date.

            (e)  Termination by the Company for Cause or by Dr. Leeper Without Good Reason. If the Employment Period is terminated by the Company with Cause or as a result of Dr. Leeper's resignation without Good Reason, Dr. Leeper shall not be entitled to receive her Base Salary or any fringe benefits or bonuses for periods after the Termination Date.

            (f)  Effect of Termination. Except as provided in section 6(d), the termination of the Employment Period pursuant to section 6(a) shall not affect Dr. Leeper's obligations as described in sections 7 and 8.

7.  Noncompetition and Nonsolicitation. Dr. Leeper acknowledges and agrees that the contacts and relationships of the Company and its Subsidiaries with its customers, suppliers, licensors and other business relations are, and have been, established and maintained at great expense and provide the Company and its Subsidiaries with a substantial competitive advantage in conducting their business. Dr. Leeper acknowledges and agrees that by virtue of Dr. Leeper's employment with the Company, Dr. Leeper will have unique and extensive exposure to and personal contact with the Company's customers and licensors, and that she will be able to establish a unique relationship with those Persons that will enable her, both during and after employment, to unfairly compete with the Company and its Subsidiaries. Furthermore, the parties agree that the terms and conditions of the following restrictive covenants are reasonable and necessary for the protection of the business, trade secrets and Confidential Information (as defined in section 8 below) of the Company and its Subsidiaries and to prevent great damage or loss to the Company and its Subsidiaries as a result of action taken by Dr. Leeper. Dr. Leeper acknowledges and agrees that the noncompete restrictions and nondisclosure of Confidential Information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate Dr. Leeper for agreeing to such restrictions. Dr. Leeper acknowledges that she could continue to actively pursue her career and earn sufficient compensation in the same or similar business without breaching any of the restrictions contained in this Agreement.

            (a)  Noncompetition. Dr. Leeper hereby covenants and agrees that during the Employment Period and for two years thereafter (the "Noncompete Period") (except that the Noncompete Period may be shortened as provided in section 6(d)), she shall not, directly or indirectly, either individually or as an employee, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant, representative or in any other capacity, participate in, become associated with, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is competitive with the business of the Company or any of the Company's Subsidiaries. The ownership of less than a 3% interest in a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Company, shall not be deemed financial participation in a competitor. If the final judgment of a court of competent jurisdiction declares that any term or provision of this section is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. The term "indirectly" as used in this section and section 8 below is intended to include any acts authorized or directed by or on behalf of Dr. Leeper or any Affiliate of Dr. Leeper.

            (b)  Nonsolicitation. Dr. Leeper hereby covenants and agrees that during the Noncompete Period, she shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity:

          (i)  canvass, solicit or accept from any Person who is a customer, distributor or licensor of the Company or any of its Subsidiaries (any such Person is hereinafter referred to individually as a "Customer," and collectively as the "Customers") any business which is in competition with the business of the Company or any of its Subsidiaries (as the Company's or its Subsidiaries' business existed during the Employment Period) including, without limitation, the canvassing, soliciting or accepting of business competitive with the Company's or its Subsidiaries' business (as the Company's or its Subsidiaries' business existed during the Employment Period) from any Person which is or was a Customer of the Company or any of its Subsidiaries within two years preceding the date of this Agreement, or during the Employment Period;

          (ii)  advise, request, induce or attempt to induce any of the Customers, suppliers, or other business contacts of the Company or any of its Subsidiaries who currently have or have had business relationships with the Company or any of its Subsidiaries within two years preceding the date of this Agreement, to withdraw, curtail or cancel any of its business or relations with the Company or any of its Subsidiaries; or

         (iii)  induce or attempt to induce any employee, sales representative, consultant or other agent of the Company or any of its Subsidiaries to terminate his or her relationship or breach any agreement with the Company or any of its Subsidiaries.

            (c)  Limitation. For purposes of this section, the term "business of the Company or any of the Company's Subsidiaries" shall be limited to the business actually carried on by the Company or its Subsidiaries during the term of this Agreement. Further, these provisions shall not prohibit Dr. Leeper from consulting with governmental or non-commercial organizations or NGOs on matters relating to HIV/AIDS, including the use of the female condom, provided that Dr. Leeper shall not accept assignments resulting in a conflict of interest with her obligations under this Agreement.

8.  Confidential Information. Dr. Leeper acknowledges and agrees that the customers, business connections, customer lists, procedures, operations, techniques, and other aspects of and information about the business of the Company and its Subsidiaries (the "Confidential Information") are established at great expense and protected as confidential information and provides the Company and its Subsidiaries with a substantial competitive advantage in conducting their business. Dr. Leeper further acknowledges and agrees that by virtue of her past employment with the Company, and by virtue of her employment with the Company, she has had access to and will have access to, and has been entrusted with and will be entrusted with, Confidential Information, and that the Company would suffer great loss and injury if Dr. Leeper would disclose this information or use it in a manner not specifically authorized by the Company. Therefore, Dr. Leeper agrees that during the Employment Period and for three years thereafter, she will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner trustee, beneficiary, co-venturer distributor, consultant or in any other capacity, use or disclose or cause to be used or disclosed any Confidential Information, unless and to the extent that any such information (a) becomes generally known to and available for use by the public other than as a result of Dr. Leeper's acts or omissions or (b) is legally required to be disclosed (by oral questions, deposition, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process); provided, that to the extent practicable Dr. Leeper shall provide the Company with prompt written notice of such legal requirement so that the Company may seek a protective order or other appropriate remedy and, in the event that such protective order or other remedy is not obtained, Dr. Leeper shall furnish only that portion of the Confidential Information which is legally required to be disclosed and will cooperate with the Company to obtain assurances that confidential treatment will be accorded such Confidential Information. At the Company's request, Dr. Leeper shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which she may then possess or have under her control. Dr. Leeper acknowledges and agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Affiliates' actual or anticipated business research and development or existing or future products or services and which are conceived, developed or made by Dr. Leeper while employed by the Company and its Subsidiaries belong to the Company or such Affiliate, as the case may be. The Company will provide Dr. Leeper with reasonable access from time to time to all of the memoranda, notes and other material delivered by her for any and all reasonable purposes not in violation of the terms of this Agreement.

9.  Common Law of Torts and Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company and its Affiliates with broader protection than that provided herein.

10.  Definitions.

        "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership.

        "Change of Control" means:

        (a)  The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

        (b)  Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

        (c)  Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

        (d)  Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, [a] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, [b] less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition, and [c] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of the Company, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board of Directors of the Company.

        "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

11.  Specific Performance. Dr. Leeper acknowledges and agrees that irreparable injury to the Company may result in the event Dr. Leeper breaches any covenant or agreement contained in sections 7 or 8 and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if Dr. Leeper engages in any act in violation of the provisions of sections 7 or 8, Dr. Leeper agrees that the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of sections 7 and 8.

12.  Waiver. The failure of either party to insist in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

13.  Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered by registered or certified mail or delivered personally, in the case of the Company, to its principal business office, and in the case of Dr. Leeper, to her address appearing on the records of the Company, or to such other address as she may designate in writing to the Company.

14.  Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. Furthermore, the parties specifically acknowledge the above covenant not to compete and covenant not to disclose confidential information are separate and independent agreements.

15.  Complete Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, this Agreement supersedes the Employment Agreement, entered into effective May 1, 1994, between the Company and Dr. Leeper (together with all amendments thereto, the "Prior Agreement"). The Prior Agreement is hereby terminated and shall cease to be of any further force or effect except as insofar as it is referred to in Section 5 of this Agreement. Notwithstanding the foregoing, the Amended and Restated Change of Control Agreement dated as of October 1, 2005 between the parties hereto shall remain in full force and effect.

16.  Amendment. This Agreement may only be amended by an agreement in writing signed by each of the parties hereto.

17.  Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Illinois, regardless of choice of law requirements.

18.  Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns and Dr. Leeper, her heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Dr. Leeper and the Company may not be delegated or assigned.

IN WITNESS WHEREOF, the parties have executed or caused this Employment Agreement to be executed as of the date first above written.

THE FEMALE HEALTH COMPANY BY /s/ O.B. Parrish O.B. Parrish, Chairman and Chief Executive Officer
/s/ Mary Ann Leeper Mary Ann Leeper

THE FEMALE HEALTH COMPANY
515 North State Street, Suite 2225
Chicago, IL 60610

January 20, 2006

Dr. Mary Ann Leeper
680 Lake Shore Drive
Apt. 207
Chicago, IL 60611

Dear Mary Ann:

Reference is made to that certain Employment Agreement (the "Employment Agreement") dated as of the date hereof between The Female Health Company, a Wisconsin corporation (the "Company"), and Mary Ann Leeper ("Dr. Leeper"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Employment Agreement.

To clarify Dr. Leeper's duties and responsibilities as a strategic advisor to the Company, the Company and Dr. Leeper agree that Dr. Leeper's duties and responsibilities are summarized as follows:

●	Consistent with demand work with Mike Pope to develop a financially viable manufacturing capacity including sites/partners etc. for distribution of FC2;
●	Develop the FC2 global public sector pricing/purchasing coalition for FC2.
●	Determine how to handle FC2/FC1 in the U.S. given FDA position.
●	FC2 FDA strategy development and implementation,
●	Complete Japan agreement and transition of relationship responsibilities to Mike Pope.
●	Maintenance of other regulatory relationships regarding FC2 including WHO, UNAIDS and others.
●	Continuation and ultimate transition of Dr. Leeper's global public sector and related relationships to Karen King and/or others;
●	Input as needed on the public relations aspects of FC2 strategy with Ogilvy and others and transition from Dr. Leeper to others as the spokesperson for the Company/FC1 and FC2;
●	Continued relationship with Mary Robinson and the Business Women's Initiative against HIV/AIDS; and

●
Work with O.B. Parrish as O.B. deems helpful in sorting through the options regarding the Company's future strategy. Participation in the implementation of any given future option if desired by the Company would be based on a separate and new agreement.

●	In implementing these responsibilities consult with OBP and agree on action to be taken prior to the allocation of financial/human resources.

All remaining provisions of the Employment Agreement remain unchanged and in full force and effect. This letter agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

        Yours very truly,

        THE FEMALE HEALTH COMPANY

        BY    /s/ O.B. Parrish

                 O.B. Parrish, Chairman and Chief  Executive Officer

Accepted and agreed to this
20 day of January, 2006.

/s/ Mary Ann Leeper
Mary Ann Leeper

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